Exhibit 1(d)
                              ARTICLES OF AMENDMENT
                                       OF
                           THE GLOBAL YIELD FUND, INC.

     THE GLOBAL YIELD FUND, INC., a Maryland corporation having its principal offices in Baltimore, Maryland and New York, New York (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
          FIRST: Article SECOND of the Corporation's Charter is hereby amended in its entirety to read as follows:
          The name of the corporation is THE GLOBAL TOTAL RETURN FUND, INC. (the "Corporation").
          SECOND: The foregoing amendment to the Charter of the Corporation does not increase the authorized stock of the Corporation.
          THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by a majority of the shareholders of the Corporation.
          FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on November 30, 1994.
          IN WITNESS WHEREOF, THE GLOBAL YIELD FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on November 22, 1994.


                                             THE GLOBAL YIELD FUND, INC.



                                             By /s/ Lawrence C. McQuade
                                                ------------------------------
                                                 Lawrence C. McQuade
                                                 President


Attest: /s/ S. Jane Rose
        -------------------------
          S. Jane Rose
          Secretary



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     The undersigned, President of THE GLOBAL YIELD FUND, INC., who executed on behalf of said corporation the foregoing amendment to the Charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing amendment to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                     /s/ Lawrence C. McQuade
                                                    ----------------------------
                                                         Lawrence C. McQuade